General Growth Properties, Inc.
2010 Equity Incentive Plan

2016 PERFORMANCE-VESTING UNIT PLAN
AWARD AGREEMENT

Name of Award Recipient:     [ ]

Total Number of 2016 Performance-Vesting Units Awarded:     [ ]
[ ] Relative TSR/Equity REITs LTIP Units, [ ] Relative TSR/Retail REITs LTIP Units, [ ] Absolute TSR LTIP Units, [ ] FFO Growth LTIP Units and [ ] Distribution Catch-Up LTIP Units

Effective Date: ______________, 2016

THIS 2016 PERFORMANCE-VESTING UNIT PLAN AWARD AGREEMENT (this “Award Agreement”) is made effective as of the Effective Date, between General Growth Properties, Inc., a Delaware corporation (the “Company”), GGP Operating Partnership, LP, a Delaware limited partnership (the “Partnership”), and [     ] (the “Participant”).
R E C I T A L S:
WHEREAS, the Company adopted the General Growth Properties, Inc. 2010 Equity Incentive Plan, as amended (the “Plan”).  Capitalized terms used herein shall have the respective meanings ascribed to them in Exhibit A hereto. Unless the context requires otherwise, capitalized terms used, but not otherwise defined herein or in Exhibit A, shall have the respective meanings ascribed to them in the Plan; and
WHEREAS the Company has adopted the 2016 Performance-Vesting Unit Plan (the “Performance Plan”) for a portion of certain of the Company’s employees’ annual incentive compensation and the Committee has determined that it would be in the best interests of the Company and its stockholders to grant an award to the Participant under the Performance Plan, which is evidenced by this Award Agreement (the “Award”); and
WHEREAS, pursuant to the Plan and the Partnership’s Fourth Amended and Restated Limited Partnership Agreement, as amended (the “Partnership Agreement”), GGP Real Estate Holding II, Inc. as the general partner of the Partnership and the Company hereby grant the Award to the Participant as an “Other Stock-Based Award” in the form of, and by causing the Partnership to issue to the Participant, the number of FV LTIP Units (as defined in the

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Partnership Agreement) set forth below having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth in this Award Agreement and in the Partnership Agreement.
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
1.    Administration.
The Performance Plan and all awards thereunder, including the Award, shall be administered by the Committee, which in the administration of the Performance Plan and all awards thereunder, including the Award, shall have all the powers and authority it has in the administration of the Plan as set forth in the Plan.
2.    Terms of the Award.
(a)    The Award consists of the aggregate number of FV LTIP Units set forth above (“Award LTIP Units”), which will be subject to forfeiture and vesting as set forth in this Agreement.
(b)    The Participant shall be admitted as partner of the Partnership with beneficial ownership of the Award LTIP Units as of the Effective Date by (i) signing and delivering to the Partnership a copy of this Award Agreement and (ii) signing, as a Limited Partner, and delivering to the Partnership a counterpart signature page to the Partnership Agreement (attached hereto as Exhibit B).
(c)    Upon execution of this Award Agreement by the Participant, the Partnership and the Company, the Partnership Agreement shall be amended to reflect the issuance to the Participant of the Award LTIP Units. Thereupon, subject to Section 10(b) below, the Participant shall have all the rights of a Limited Partner of the Partnership with respect to a number of FV LTIP Units equal to the Award LTIP Units and the common units of the Partnership into which such Award LTIP Units may be converted will be redeemable for a cash amount or shares of Common Stock, in each case as provided in the Partnership Agreement, subject, however, to the restrictions and conditions specified in this Award Agreement.
(d)    The number of Award LTIP Units that are earned will be based on four different performance metrics measured over the Performance Period as provided in Sections 3, 4, 5 and 6 below: (i) Relative TSR as compared to the Equity REIT Index Companies (“Relative TSR/Equity REITs”), (ii) Relative TSR as compared to the Retail REIT Index Companies (“Relative TSR/Retail REITs”), (iii) Annualized TSR Growth, and (iv) FFO per Share CAGR. Award LTIP Units that are earned pursuant to Sections 3, 4, 5 and 6 below will become vested based on the Continuous Service requirements provided in Section 9 below. In addition, if any Award LTIP Units are earned pursuant to Sections 3, 4, 5 or 6, then as of the date on which such Award LTIP Units are earned, the Participant will also earn an additional number of Award LTIP

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Units on account of catch-up distributions as provided in Section 10(b) below. In the case of fractions, the aggregate number of Award LTIP Units earned shall be rounded down to the nearest whole integer.
3.    Award LTIP Units Earned on the Basis of Relative TSR/Equity REITs.
The number of Award LTIP Units that are earned based on Relative TSR/Equity REITs as of the Valuation Date (“Relative TSR/Equity REITs LTIP Units”) will be calculated in accordance with the following table:

Relative TSR/Equity REITs	Percentage of Relative TSR LTIP Units Earned	Number of Relative TSR/Equity REITs LTIP Units Earned
Below 25th percentile 25th percentile	0% 50%	0 ______
50th percentile	100%	______

In the event that the Relative TSR/Equity REITs shall fall between two levels in the above table, linear interpolation shall be used to determine the number of Relative TSR/Equity REITs LTIP Units earned.
4.    Award LTIP Units Earned on the Basis of Relative TSR/Retail REITs.
The number of Award LTIP Units that are earned based on Relative TSR/Retail REITs as of the Valuation Date (“Relative TSR/Retail REITs LTIP Units”) will be calculated in accordance with the following table:

Relative TSR/Retail REITs	Percentage of Relative TSR/Equity REITs LTIP Units Earned	Number of Relative TSR/Retail REITs LTIP Units Earned
Below 25th percentile 25th percentile	0% 50%	0 ______
50th percentile	100%	______

In the event that the Relative TSR/Retail REITs shall fall between two levels in the above table, linear interpolation shall be used to determine the number of Relative TSR/Retail REITs LTIP Units earned.
5.    Award LTIP Units Earned on the Basis of Annualized TSR Growth.

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The number of Award LTIP Units that are earned based on Annualized TSR Growth as of the Valuation Date (“Absolute TSR LTIP Units”) will be calculated in accordance with the following table:

Annualized TSR Growth	Percentage of Absolute TSR LTIP Units Earned	Number of Absolute TSR LTIP Units Earned
Below 3% 3%	0% 50%	0 ______
7%	100%	______

In the event that the Annualized TSR Growth shall fall between two levels in the above table, linear interpolation shall be used to determine the number of Absolute TSR LTIP Units earned.
6.    Award LTIP Units Earned on the Basis of FFO per Share CAGR.
The number of Award LTIP Units that are earned based on FFO per Share CAGR as of the Valuation Date (“FFO Growth LTIP Units”) will be calculated in accordance with the following table:

FFO per Share CAGR	Percentage of FFO Growth LTIP Units Earned	Number of FFO Growth LTIP Units Earned
Below 3% 3%	0% 50%	0 ______
7%	100%	______

In the event that the FFO per Share CAGR shall fall between two levels in the above table, linear interpolation shall be used to determine the number of FFO Growth LTIP Units earned.
7.    Determinations Made as of the Valuation Date.
(a)    Promptly following the Valuation Date, the Committee shall perform the necessary calculations to determine the number of Award LTIP Units earned by the Participant as of such date pursuant to Sections 3, 4, 5 or 6, as applicable.
(b)    The Participant shall have no rights to Award LTIP Units earned pursuant to Sections 3, 4, 5 or 6, as applicable, above and Section 10(b) below until the number of such Award LTIP Units are determined by the Committee; provided that any Award LTIP Units earned will be deemed to have been earned as of the Valuation Date for purposes of determining the Participant’s rights hereunder. Any Award LTIP Units that are not earned pursuant to Sections 3,

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4, 5, or 6 above and Section 10(b) below shall, without payment of any consideration by the Partnership, automatically and without notice terminate, be forfeited and be and become null and void as of the Valuation Date, and neither the Participant nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unearned Award LTIP Units.
8.    Change of Control.
(a)    If the Participant is a party to a Service Agreement, the provisions of such Service Agreement shall govern the vesting of the Participant’s Award LTIP Units exclusively in the event of a Change of Control. The foregoing sentence will be deemed an amendment to this Award Agreement and the Plan to the extent required to apply applicable terms of the Service Agreement upon a Change of Control.
(b)    Upon a Change of Control, the number of Award LTIP Units earned shall equal the number of Award LTIP Units that would be earned pursuant to Sections 3, 4, 5 or 6, as applicable, above and Section 10(b) below if all the hurdles set forth in Sections 3, 4, 5 or 6, as applicable, were met at the 100% level.
(c)    The Award LTIP Units that are earned as of the effective date of the Change of Control pursuant to Section 8(b) above shall be subject to vesting based on Continuous Service as follows:
(i)    If the Award LTIP Units remain outstanding after a Change of Control or equivalent replacement awards are substituted for the Award LTIP Units at the time of the Change of Control, full vesting will occur upon the earlier of (i) the Valuation Date or (ii) in the case of the Participant’s Qualified Termination within 12 months after the Change of Control, the effective date of such Qualified Termination.
(ii)    If neither the Award LTIP Units remain outstanding after a Change of Control nor equivalent replacement awards are substituted for Award LTIP Units at the time of the Change of Control, then full vesting will occur as of the effective date of the Change of Control.
(iii)    An award qualifies as an “equivalent replacement award” if the following conditions are met in the sole discretion of the Committee: (A) it is of the same type as the Award LTIP Units being replaced; (B) it has a value equal to the Fair Market Value of the Award LTIP Units being replaced as of the effective date of the Change of Control; (C) the equity securities issuable upon the conversion, exercise, exchange or redemption of the replacement award or securities underlying the replacement award are listed on a national stock exchange; (D) it contains terms relating to vesting (including with respect to a

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Qualified Termination) that are substantially identical to those of the Award LTIP Units being replaced; and (E) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Award LTIP Units being replaced.
9.    Vesting; Termination of Participant’s Employment.
(a)    Subject to Section 8 above, if the Participant’s Continuous Service extends through the Valuation Date, then vesting of the Participant’s Award LTIP Units that have been earned pursuant to Sections 3, 4, 5, 6 and 7(b) above, as applicable, shall occur as of the Valuation Date regardless of when the Committee completes the necessary calculations or assessments pursuant to Section 7 above.
(b)    If the Participant is a party to a Service Agreement, the provisions of such Service Agreement shall govern the vesting of the Participant’s Award LTIP Units exclusively in the event of termination of the Participant’s service relationship with the Company or any Subsidiary or Affiliate. The foregoing sentence will be deemed an amendment to this Award Agreement to the extent required to apply applicable terms of the Service Agreement, such that, by way of illustration, any provisions of the Service Agreement with respect to accelerated vesting or payout of the Participant’s incentive compensation awards in the event of certain types of terminations of the Participant’s service relationship (such as, for example, termination at the end of the term, termination without Cause by the employer or termination for Good Reason by the employee) may require that calculations set forth in this Award Agreement be performed, or vesting occur with respect to the Award, other than as provided herein.
(c)    Subject to Sections 9(a) and 9(b) above, upon a termination of the Participant’s service for any reason other than death, Disability or Retirement, prior to the Valuation Date, all Award LTIP Units that have not been earned shall immediately terminate and be forfeited without consideration. Upon a termination of the Participant’s service by reason of death, Disability or Retirement, prior to the Valuation Date, the Participant will not forfeit the Award LTIP Units upon such termination, all Award LTIP Units shall remain outstanding through the Valuation Date and, the Participant shall earn as of the Valuation Date the number of Award LTIP Units he or she would have earned based on the calculations provided in Sections 3, 4, 5 or 6 above and Section 10(b) below if such termination had not occurred.
(d)    Any forfeited Award LTIP Units shall, without payment of any consideration by the Partnership, automatically and without notice be and become null and void, and neither the Participant nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such forfeited Award LTIP Units.
10.    Distributions; Allocations.

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(a)    The holder of the Award LTIP Units shall be entitled to receive distributions with respect to such Award LTIP Units to the extent provided for in the Partnership Agreement for FV LTIP Units; provided that (a) the FV LTIP Full Participation Date (as defined in the Partnership Agreement) with respect to Award LTIP Units shall be the Valuation Date; and (b) the FV LTIP Fraction (as defined in the Partnership Agreement) with respect to the Award LTIP Units shall be one-tenth (10%) until the date as of which such Award LTIP Unit is earned pursuant to Sections 3, 4, 5 or 6 above and, if such Unit is earned, one (1) after such date.
(b)    As of the date on which any Award LTIP Unit is earned pursuant to the calculations provided in Section 7(a) above, the Committee shall determine the number of additional Award LTIP Units that would have accumulated if the Participant had received all distributions paid by the Partnership with respect to earned Award LTIP Units determined pursuant to Section 7(a) above, reduced by the distributions actually paid with respect to the Award LTIP Units in accordance with Section 10(a) above, and such distributions had been reinvested in Common Units (“Distribution Catch-Up LTIP Units”). Distribution Catch-Up LTIP Units will be earned and vested as of the Valuation Date and shall be determined as follows:
(i)For each distribution declared and paid on Common Units with a record date after the Effective Date and prior to the Valuation Date (excluding distributions paid in the form of additional Common Units unless adjustment is otherwise made pursuant to Section 12 below), calculate the following number of additional Award LTIP Units:

(W*Y)
Z

Where:
W = The aggregate number of Award LTIP Units earned pursuant to Sections 3, 4, 5 and 6 above;
Y = 90% of the applicable per Common Unit distribution; and
Z = The Fair Market Value of a share of Common Stock on the applicable record date multiplied by the Conversion Factor.
(ii)Add all the amounts calculated pursuant to clause (i) above together.
If, upon the performance of the calculations set forth in this Section 10(b), the total number of Award LTIP Units that have been earned is greater than the number of Award LTIP

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Units previously issued to the Participant, then: (A) the Company shall cause the Partnership to issue to the Participant, as of the Valuation Date, a number of additional FV LTIP Units equal to the difference; (B) such additional FV LTIP Units shall be added to the Award LTIP Units previously issued, if any, and thereby become part of this Award; (C) the Company and the Partnership shall take such corporate and Partnership action as is necessary to accomplish the grant of such additional FV LTIP Units; and (D) thereafter the term Award LTIP Units will include such additional FV LTIP Units; provided that such issuance will be subject to the Participant executing and delivering such documents, comparable to the documents executed and delivered in connection with this Agreement, as the Company and/or the Partnership may reasonably request in order to comply with all applicable legal requirements, including, without limitation, federal and state securities laws. In lieu of issuing additional FV LTIP Units as provided above, the Partnership, at its option, may pay the Participant in cash an amount equal to the Fair Market Value of the additional FV LTIP Units it would otherwise be obligated to issue, which payment shall constitute for federal income tax purposes a “guaranteed payment” under the Code.
11.    Restrictions on Transfer. Unless otherwise provided by the Committee, one of the Award LTIP Units granted hereunder nor any common units of the Partnership into which such Award LTIP Units may be converted (the “Award Common Units”) shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered, whether voluntarily or by operation of law (each such action a “Transfer”) and the redemption right under the Partnership Agreement may not be exercised with respect to Award Common Units; provided that, at any time after the date that the Award LTIP Units vest, (i) Award LTIP Units or Award Common Units may be Transferred to the Participant’s Family Members by gift or domestic relations order, provided that the transferee agrees in writing with the Company and the Partnership to be bound by all the terms and conditions of this Agreement and that subsequent Transfers shall be prohibited except those in accordance with this Section 11, and (ii) the redemption right may be exercised with respect to Award Common Units, and Award Common Units may be Transferred to the Partnership or the Company in connection with the exercise of the redemption right, in accordance with and to the extent otherwise permitted by the terms of the Partnership Agreement. Additionally, all Transfers of Award LTIP Units or Award Common Units must be in compliance with all applicable securities laws (including, without limitation, the Securities Act) and the applicable terms and conditions of the Partnership Agreement. In connection with any Transfer of Award LTIP Units or Award Common Units, the Partnership may require the Participant to provide an opinion of counsel, satisfactory to the Partnership, that such Transfer is in compliance with all federal and state securities laws (including, without limitation, the Securities Act). Any attempted Transfer of Award LTIP Units or Award Common Units not in accordance with the terms and conditions of this Section 11 shall be null and void, and the Partnership shall not reflect on its records any change in record ownership of any Award LTIP Units or Award Common Units as a result of any such Transfer, shall otherwise refuse to recognize any such Transfer and shall not in any way give effect to any such Transfer of any Award LTIP Units or Award Common Units. This Agreement is personal to

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the Participant, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.
12.    Changes in Capital Structure. If (a) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or a transaction similar thereto, (b) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization, significant repurchases of stock or other similar change in the capital structure of the Company shall occur, (c) any distribution to holders of Common Stock other than regular cash dividends shall occur or (d) any other event shall occur which in the judgment of the Committee necessitates action by way of equitable and proportionate adjustment in the terms of the Award Agreement or the Award LTIP Units to avoid distortion in the value of the Award, then the Committee shall take such action as it deems necessary to maintain the Participant’s rights hereunder so that they are substantially proportionate to the rights existing under this Agreement prior to such event, including, without limitation, (i) interpretations of or modifications to any defined term in the Award Agreement, including adjustments in performance parameters or hurdles and associated levels of earned Award LTIP Units provided in Sections 3, 4, 5 or 6 above; (ii) adjustments in any calculations provided for in this Award Agreement, and (iii) substitution of other awards under the Plan or otherwise. Adjustments, if any, made by the Committee pursuant to this Section 12 shall be final, binding and conclusive.
13.    Miscellaneous.
(a)    Amendments. This Award Agreement may be amended or modified only with the consent of the Partnership acting through the Committee; provided that any such amendment or modification adversely affecting the rights of the Participant hereunder must be consented to by the Participant to be effective as against the Participant.
(b)    Data Privacy Consent. In order to administer the Plan and the Award and to implement or structure future equity grants, the Company and its agents may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Award Agreement.
(c)    Securities Laws/Legend on Certificates. The issuance and delivery of common units of the Partnership or shares of common stock of the Company shall comply with all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended (the “Securities Act”), the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.  If the Company deems it necessary to ensure that the issuance of securities under the Plan is not required to be registered under any applicable securities laws, each Participant to whom such security would be issued shall deliver to the Company an agreement or certificate containing such representations,

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warranties and covenants as the Company which satisfies such requirements.  The securities shall be subject to such stop transfer orders and other restrictions as the Committee may deem reasonably advisable, and, if the securities are certificated, the Committee may cause a legend or legends to be put on such certificates to make appropriate reference to such restrictions.
(d)    No Right to Continued Service. The granting of the Award evidenced hereby and this Award Agreement shall impose no obligation on the Company or any Affiliate to continue the service of the Participant and shall not lessen or affect any right that the Company or any Affiliate may have to terminate the service of such Participant.
(e)    Tax Matters; Section 83(b) Election. The Participant hereby agrees to make an election to include in gross income in the year of transfer the Award LTIP Units hereunder pursuant to Section 83(b) of the Internal Revenue Code (the “Code”) substantially in the form attached hereto as Exhibit C and to supply the necessary information in accordance with the regulations promulgated thereunder.
(f)    Withholding and Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Participant for income tax purposes or subject to the Federal Insurance Contributions Act withholding with respect to the Award LTIP Units granted hereunder, the Participant will pay to the Company or, if appropriate, any of its Subsidiaries, or make arrangements satisfactory to the Committee regarding the payment of, any United States federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Award will be conditional on such payment or arrangements, and the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.
(g)    Investment Representation; Registration. The Participant hereby makes the covenants, representations and warranties set forth on Exhibit D attached hereto as of the Effective Date and as of the Valuation Date. All of such covenants, warranties and representations shall survive the execution and delivery of this Award Agreement by the Participant. The Participant shall immediately notify the Partnership upon discovering that any of the representations or warranties set forth on Exhibit D was false when made or have, as a result of changes in circumstances, become false. The Partnership will have no obligation to register under the Securities Act any of the Award LTIP Units or any other securities issued pursuant to this Award Agreement or upon conversion or exchange of the Award LTIP Units into other limited partnership interests of the Partnership or shares of capital stock of the Company.
(h)    Section 409A. If any compensation provided by this Award Agreement may result in the application of Section 409A of the Code, the Company shall, in consultation with the Participant, modify the Award Agreement in the least restrictive manner necessary in order to, where applicable, (i) exclude such compensation from the definition of “deferred compensation” within the meaning of such Section 409A or (ii) comply with the provisions of

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Section 409A, other applicable provision(s) of the Code and/or any rules, regulations or other regulatory guidance issued under such statutory provisions and to make such modifications, in each case, without any diminution in the value of the benefits granted hereby to the Participant.
(i)    Notices. Any notification required by the terms of this Award Agreement shall be given in writing and shall be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid.  A notice shall be addressed to the Company, Attention: Chief Legal Officer, at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.
(j)    Entire Agreement. This Award Agreement, the Partnership Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof.  They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.
(k)    Waiver.  No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.
(l)    Successors and Assigns. The provisions of this Award Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s assigns and the legal representatives, heirs and legatees of the Participant’s estate, whether or not any such person shall have become a party to this Award Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.
(m)    Choice of Law.  This Award Agreement shall be governed by the law of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.
(n)    Status of Award LTIP Units under the Plan. The Award LTIP Units are both issued as equity securities of the Partnership and granted as “Units” under the Plan. The Company will have the right at its option, as set forth in the Partnership Agreement, to issue Common Stock in exchange for partnership units into which Award LTIP Units may have been converted pursuant to the Partnership Agreement, subject to certain limitations set forth in the Partnership Agreement, and such Common Stock, if issued, will be issued under the Plan. The Participant acknowledges that the Participant will have no right to approve or disapprove such election by the Company.
(o)    Award Subject to Plan.  By entering into this Award Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan.  The Award is subject to the Plan.  The terms and provisions of the Plan as it may be

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amended from time to time are hereby incorporated herein by reference.  In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.
(p)    No Guarantees Regarding Tax Treatment.  The Participant (or their beneficiaries) shall be responsible for all taxes with respect to the Award.  The Committee and the Company make no guarantees regarding the tax treatment of the Award.
(q)    Severability.  The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
(r)    Signature in Counterparts.  This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
[signature page follows]

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IN WITNESS WHEREOF, the undersigned have caused this Award Agreement to be executed as of the __ day of __________, 2016.

GENERAL GROWTH PROPERTIES, INC.

Name:
Title:

GGP OPERATING PARTNERSHIP, LP
By:    GGP REAL ESTATE HOLDING II, INC.
Its General Partner

Name:
Title:

Acknowledged as of the
date first written above:

PARTICIPANT

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EXHIBIT A
Definitions
“Annualized FFO Growth” means the compounded annual growth rate, expressed as a percentage (rounded down to the nearest tenth of a percent (0.1%)), in the Company’s FFO during the Performance Period calculated as follows:

Where:
FFON = FFO per Share for the year ending on December 31, 2018.
FFO1 = FFO per Share for the year ending on December 31, 2015 ($__.__).
N = number of 12 month periods that have elapsed between the Effective Date and the Valuation Date (which may not be a full integer).
“Annualized TSR Growth” means the compounded annual growth rate, expressed as a percentage (rounded down to the nearest tenth of a percent (0.1%)), in the Company’s Total Shareholder Return during the Performance Period calculated as follows:
Where:
ESV = Common Stock Price as of the Valuation Date
D = total amount of dividends included in clause (b) of the definition of Total Shareholder Return below
OSV = Common Stock Price as of the Effective Date
N = number of 12 month periods that have elapsed between the Effective Date and the Valuation Date (which may not be a full integer).
“Cause” means (a) if the Participant is a party to a Service Agreement, and “Cause” is defined therein, such definition, or (b) if the Participant is not party to a Service Agreement that

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defines “Cause,” unless otherwise determined by the Committee, (i) conviction or plea of guilty or no contest to any felony or crime of dishonesty or moral turpitude, (ii) gross negligence or willful misconduct in the performance of the Participant’s duties, (iii) drug addiction or habitual intoxication that adversely effects the Participant’s job performance or the reputation or best interests of the Company or any Affiliate, (iv) commission of fraud, embezzlement, misappropriation of funds, breach of fiduciary duty or a material act of dishonesty against the Company or any Affiliate, (v) material breach of any written employment, non-competition, non-solicitation, confidentiality or similar agreement with the Company or any Affiliate, (vi) noncompliance with Company policy or code of conduct, or (vii) willful and deliberate failure in the performance of the Participant’s duties in any material respect.
“Change of Control” has the meaning set forth in Section 2.7 of the Plan.
“Common Stock” means shares of common stock of the Company.
“Common Stock Price” means, as of a particular date, the average of the Fair Market Value of one share of Common Stock over the twenty (20) consecutive trading days ending on, and including, such date (or, if such date is not a trading day, the most recent trading day immediately preceding such date); provided that if any of such trading days is the ex-dividend date for a dividend or other distribution on the Common Stock, then the Fair Market Value of the Common Stock for each prior trading day in such twenty-day period shall be adjusted by dividing the Fair Market Value by the sum of (a) one plus (b) the per share amount of the dividend or other distribution declared to which such ex-dividend date relates divided by the sum of (x) the Fair Market Value on the trading day immediately preceding the ex-dividend date for such dividend or other distribution less (y) the amount of such dividend or other distribution.
“Continuous Service” means the continuous service to the Company or any Subsidiary or affiliate, without interruption or termination, in any capacity of employee, or, with the written consent of the Committee, consultant. Continuous Service shall not be considered interrupted in the case of (a) any approved leave of absence, (b) transfers among the Company and any Subsidiary or affiliate, or any successor, in any capacity of employee, or with the written consent of the Committee, consultant, or (c) any change in status as long as the individual remains in the service of the Company and any Subsidiary or affiliate in any capacity of employee, member of the Board or (if the Company specifically agrees in writing that the Continuous Service is not uninterrupted) a consultant. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.
“Conversion Factor” has the meaning given to that term in the Partnership Agreement.
“Disability” means (a) if the Participant is a party to a Service Agreement, and “Disability” is defined therein, such definition, or (b) if the Participant is not party to a Service Agreement that defines “Disability,” permanent and total disability as determined under the procedures established by the Committee for purposes of the Plan.
“Equity REIT Index Companies” means, as of a particular date, all of the companies that were constituents of the FTSE NAREIT Equity REIT Index (or a successor index including a

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comparable universe of publicly traded real estate investment trusts (“REITs”)) during the entire period from the Effective Date through such date, excluding the Company. While the presumption is that a REIT needs to be included in the index for the entire period from the Effective Date to and including the Valuation Date, it may be appropriate to include or exclude, prospectively and/or retrospectively, REITs that are not included in the index for such entire period, With respect to the appropriateness of such inclusion or exclusion, as well as related methodologies and calculations, the Committee is entitled to rely on a valuation or other expert. If (a) the FTSE NAREIT Equity REIT Index ceases to exist or be published prior to the Valuation Date and the Committee determines that there is no successor to such index or (b) the Committee reasonably determines that the FTSE NAREIT Equity REIT Index is no longer suitable for the purposes of this Award Agreement, then the Committee in its good faith reasonable judgment shall select for subsequent periods, or if the Committee in its reasonable good faith judgment so determines, for the entire period from the Effective Date to the Valuation Date, a comparable index for purposes of determining how many Award LTIP Units are earned pursuant to Section 3 of the Award Agreement.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fair Market Value” means, as of any given date, (a) if such security is then listed on a national stock exchange, the closing sales price per share on the principal national stock exchange on which the security is listed on such date (or, if such date is not a trading date on which there was a sale of such shares on such exchange, the last preceding date on which there was a sale of shares of such security on such exchange), or (b) if such security is not then listed on a national stock exchange, such value as the Committee in its discretion may in good faith determine; provided that, where such security is so listed, the Committee may make such discretionary determinations where the security has not been traded for 10 trading days.
“Family Member”, of a Participant, means the (i) Participant’s child, stepchild, grandchild, great-grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, trusts for the benefit of these persons, or partnerships or other entities in which the Participant and/or these persons are the only partners or equity owners, or (ii) any other person, partnership or entity approved by any officer or officers of the Company; provided, that, the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
“FFO” means, for any particular period, funds from operations for the Company and its operating partnerships as presented in the Company’s supplemental reporting package filed with Form 8-K. FFO is computed in accordance with the standards established by the National Association of Real Estate Investment Trusts. The Company determines FFO to be its share of consolidated net income or loss (computed in accordance with generally accepted accounting principles) attributable to common stockholders, excluding impairment write-downs on depreciable real estate, gain or losses from the cumulative effect of accounting changes, extraordinary items, gains or losses on disposition of real estate assets, less preferred partnership distributions and preferred stock dividends, plus real estate related depreciation and amortization

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including adjustments for unconsolidated entities. For any period FFO shall be as presented on a proportionate basis, which includes the Company’s share of FFO from consolidated and unconsolidated properties. FFO presented by the Company may exclude certain non-cash and non-recurring revenue and expenses.
“FFO per share” means, for any particular period, FFO for such period divided by the fully diluted weighted average number of shares of Common Stock outstanding at the end of such period, as calculated in accordance with generally accepted accounting principles and as presented in the Company’s supplemental reporting package for such period.
“Good Reason” means (a) if the Participant is a party to a Service Agreement, and “Good Reason” is defined therein, such definition, or (b) if the Participant is not party to a Service Agreement that defines “Good Reason,” (i) the assignment to the Participant of duties materially and adversely inconsistent with the Participant’s status prior to the Change of Control or a material and adverse alteration in the nature of the Participant’s duties, responsibilities or authority; (ii) elimination of the Participant’s position without an offer of comparable employment by the Company or any successor; (iii) a material reduction in the Participant’s aggregate compensation; or (iv) a burdensome relocation of the Participant’s own office from its location prior to the Change of Control.

“Partnership Agreement” means the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership dated as of May 1, 2014, as amended from time to time.

“Performance Period” means the period of time from the Effective Date to the Valuation Date.
“Qualified Termination” means a termination of the Participant’s employment (a) by the Company for no reason, or for any reason other than for Cause, (b) by the Participant for Good Reason, or (c) as a result of the Participant’s Retirement, death or Disability. Notwithstanding the foregoing, the consent of the Chief Executive Officer of the Company, which may be withheld in his sole discretion, must be received for the Participant’s Retirement to constitute a Qualified Termination.
“Relative TSR” means, as of the date for which the calculation is being tested, the percentile rank of the Company’s Total Shareholder Return from the Effective Date through such date as determined by dividing (a) the sum of (i) 100% minus the percentage of Equity REIT Index Companies or Retail REIT Index Companies, as applicable, with a Total Stockholder Return greater than the Company, plus (ii) the percentage of Equity REIT Index Companies or Retail REIT Index Companies, as applicable, with a Total Stockholder Return less than the Company, by (b) two. For purposes of this definition, the Total Stockholder Return of each of the Equity REIT Index Companies or Retail REIT Index Companies shall be computed using average total stockholder return data (prepared by a third party on a consistent basis across all companies) from the Effective Date (using the average of the closing price of one share of the common stock of each company for the twenty (20) consecutive trading days ending on the Effective Date as the starting stock price) through the date upon which Relative TSR is to be

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calculated (using the average of the closing price of one share of the common stock of each company for the twenty (20) consecutive trading days ending on such date as the ending stock price).
“Retail REIT Index Companies” means, as of a particular date, all of the companies that were constituents of the FTSE NAREIT Retail REIT Index (or a successor index including a comparable universe of publicly traded REITs) during the entire period from the Effective Date through such date, excluding the Company. While the presumption is that a REIT needs to be included in the index for the entire period from the Effective Date to and including the Valuation Date, it may be appropriate to include or exclude, prospectively and/or retrospectively, REITs that are not included in the index for such entire period, With respect to the appropriateness of such inclusion or exclusion, as well as related methodologies and calculations, the Committee is entitled to rely on a valuation or other expert. If (a) the FTSE NAREIT Retail REIT Index ceases to exist or be published prior to the Valuation Date and the Committee determines that there is no successor to such index or (b) the Committee reasonably determines that the FTSE NAREIT Retail REIT Index is no longer suitable for the purposes of this Award Agreement, then the Committee in its good faith reasonable judgment shall select for subsequent periods, or if the Committee in its reasonable good faith judgment so determines, for the entire period from the Effective Date to the Valuation Date, a comparable index for purposes of determining how many Award LTIP Units are earned pursuant to Section 4 of the Award Agreement.
“Retirement” means (a) retirement from active employment as determined in accordance with provisions of any Service Agreement to which the Participant is a party that specifically pertains to rights and benefits upon retirement or (b) the Participant’s retirement from active employment at or after age 60 and completing ten (10) years of service with the Company or one of its Affiliates; provided that, unless clause (a) above applies, the Committee retains the discretion of establishing that the circumstances of termination of the Participant’s employment met or failed to meet conditions for eligibility for “Retirement.”
“Service Agreement” means, as of a particular date, any employment, consulting or similar service agreement, including, without limitation, management continuity agreement, then in effect between the Participant, on the one hand, and the Company or one of its affiliates, on the other hand, as amended or supplemented through such date.
“Total Shareholder Return” means, with respect to a particular period (which may be the Performance Period or a portion thereof, as the context requires), the total return (expressed as a percentage) that would have been realized by a shareholder who (a) bought $100 in value of shares of Common Stock at the Common Stock Price on the Effective Date, (b) contemporaneously reinvested each dividend and other distribution declared during such period with respect to such shares (and any other shares, or fractions thereof, previously received upon reinvestment of dividends or other distributions or on account of in-kind dividends), without deduction for any taxes with respect to such dividends or other distributions or any charges in connection with such reinvestment, in additional shares at a price per share equal to (i) the Fair Market Value on the trading day immediately preceding the ex-dividend date for such dividend or other distribution less (ii) the amount of such dividend or other distribution, and (c) sold all

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such shares at the Common Stock Price on the Valuation Date, without deduction for any taxes with respect to any gain on such sale or any charges in connection with such sale. As set forth in, and pursuant to, Section 12 of the Award Agreement, appropriate adjustments to the Company’s Total Shareholder Return shall be made to take into account stock dividends, stock splits, reverse stock splits and the other events set forth in such Section 12 that occur during the Performance Period. For the avoidance of doubt, the intent of the Committee is that Total Shareholder Return over the Performance Period be calculated using a methodology analogous in all material respects to those used for the calculation of total return for the FTSE NAREIT Equity REIT Index and the FTSE NAREIT Retail REIT Index, such that the determination of Total Shareholder Return for the Company, the Equity REIT Index Companies and the Retail REIT Index Companies reflects a fair comparison among all such companies for the purposes of determining the number of Award LTIP Units that are earned pursuant to Sections 3 and 4 of the Award Agreement. The Committee may compute Total Shareholder Return in a manner different from that set forth above to the extent deemed to be appropriate by the Committee in order to ensure comparability with the FTSE NAREIT Equity REIT Index and the FTSE NAREIT Retail REIT Index and is authorized to delegate to a valuation or other expert the performance of adjusted calculations to carry out the intent of this Award Agreement.
“Valuation Date” means December 31, 2018.

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EXHIBIT B

FORM OF LIMITED PARTNER SIGNATURE PAGE
The Participant, desiring to become one of the within named Limited Partners of GGP Operating Partnership, LP, hereby becomes a party to the Agreement of Limited Partnership of GGP Operating Partnership, LP as amended and/or restated through the date hereof (the “Partnership Agreement”). The Participant agrees that this signature page may be attached to any counterpart of the Partnership Agreement.
Signature Line for Limited Partner:

By:    \
Name:    [                                ]
Date:    [                   ], 201_

Address of Limited Partner:
110 N. Wacker Drive
Chicago, IL 60606

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EXHIBIT C

ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF
TRANSFER OF PROPERTY PURSUANT TO SECTION 83(B)
OF THE INTERNAL REVENUE CODE
The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the fair market value of the property described below:

1.	The name, address and taxpayer identification number of the undersigned and the taxable year for which this election is being made are:
Name:     (the “Taxpayer”)
Address:
Taxpayer’s Social Security No.:
Taxable Year: Calendar Year [•]

2.	Description of property with respect to which the election is being made:
The election is being made with respect to [        ] Award LTIP Units in GGP Operating Partnership, LP (the “Partnership”).

3.	The date on which the Award LTIP Units were transferred is [ ]

4.	Nature of restrictions to which the Award LTIP Units are subject:

(a)	With limited exceptions, until the Award LTIP Units vest, the Taxpayer may not transfer in any manner any portion of the Award LTIP Units.

(b)
The Taxpayer’s Award LTIP Units vest in accordance with the vesting provisions described in the Schedule attached hereto. Unvested Award LTIP Units are forfeited in accordance with the vesting provisions described in the Schedule attached hereto.

5.
The fair market value at time of transfer (determined without regard to any restrictions other than nonlapse restrictions as defined in §1.83-3(h) of the Income Tax Regulations) of the Award LTIP Units with respect to which this election is being made is $0 per Award LTIP Unit.

6.	The amount paid by the Taxpayer for the Award LTIP Units was $0 per Award LTIP Unit.

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7.
A copy of this statement has been furnished to the Partnership and to its general partner, General Growth Properties, Inc. Additionally, the undersigned will include a copy of the election with his or her income tax return for the taxable year in which the property is transferred. The undersigned is the person performing services in connection with which the Award LTIP Units were transferred.

Dated:

Name:

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Schedule to Section 83(b) Election -Vesting Provisions of Award LTIP Units
The Award LTIP Units are subject to performance-based vesting and continuous service requirements. Under the performance-based hurdles, a percentage of the Award LTIP Units will be earned based on the following performance parameters for the period from ___________, 2016 to ___________, 2019 (or earlier in certain circumstances): (a) General Growth Properties, Inc.’s (the “Company’s”) total return to shareholders (“TSR”) relative to the FTSE NAREIT Equity REIT Index; (b) TSR relative to the FTSE NAREIT Retail REIT Index; (c) growth in absolute TSR; and (d) growth in the Company’s funds from operations. All Award LTIP Units earned on the basis of performance will become vested on the last day of the performance period provided that the Taxpayer remains an employee of the Company (or subsidiary or parent entity) through the performance period, subject to acceleration in the event of certain extraordinary transactions or termination of the Taxpayer’s status as an employee under specified circumstances. Award LTIP Units are subject to forfeiture in the event of failure to vest based on the passage of time or the determination of the performance-based percentages.

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EXHIBIT D

PARTICIPANT’S COVENANTS, REPRESENTATIONS AND WARRANTIES

The Participant hereby represents, warrants and covenants as follows:
(a)    The following documents have been made available to the Participant (the “Background Documents”):
(i)The Annual Report to Stockholders;
(ii)The Company’s Proxy Statement for its most recent Annual Meeting of Stockholders;
(iii)The Company’s Report on Form 10-K for the fiscal year most recently ended;
(iv)The Company’s Form 10-Q for the most recently ended quarter if one has been filed by the Company with the Securities and Exchange Commission since the filing of the Form 10-K described in clause (iii) above;
(v)Each of the Company’s Current Report(s) on Form 8-K, if any, filed since the later of the end of the fiscal year most recently ended for which a Form 10-K has been filed by the Company;
(vi)The Fourth Amended and Restated Agreement of Limited Partnership of GGP Operating Partnership, LP, as then amended;
(vii)The Company’s 2010 Equity Incentive Plan, as then amended; and
(viii)The Company’s Articles of Incorporation, as then amended.
The Participant also acknowledges that any delivery of the Background Documents and other information relating to the Company and the Partnership prior to the determination by the Partnership of the suitability of the Participant as a holder of AO LTIP Units shall not constitute an offer of AO LTIP Units until such determination of suitability shall be made.
(b)    The Participant hereby represents and warrants that
(i)    The Participant either (A) is an “accredited investor” as defined in Rule 501(a) under the Securities Act, or (B) by reason of the business and financial experience of the Participant, together with the business and financial experience of those persons, if any, retained by the Participant to represent or advise him or her with respect to the grant to him or her of LTIP Units, the potential conversion of LTIP Units into common units of the Partnership (“Common Units”) and the potential redemption of such Common Units for shares of common stock of the Company (“Shares”), has such knowledge,

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sophistication and experience in financial and business matters and in making investment decisions of this type that the Participant (I) is capable of evaluating the merits and risks of an investment in the Partnership and potential investment in the Company and of making an informed investment decision, (II) is capable of protecting his or her own interest or has engaged representatives or advisors to assist him or her in protecting his or her its interests, and (III) is capable of bearing the economic risk of such investment.
(ii)    The Participant understands that (A) the Participant is responsible for consulting his or her own tax advisors with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local or other taxing jurisdiction to which the Participant is or by reason of the award of LTIP Units may become subject, to his or her particular situation; (B) the Participant has not received or relied upon business or tax advice from the Company, the Partnership or any of their respective employees, agents, consultants or advisors, in their capacity as such; (C) the Participant provides or will provide services to the Partnership on a regular basis and in such capacity has access to such information, and has such experience of and involvement in the business and operations of the Partnership, as the Participant believes to be necessary and appropriate to make an informed decision to accept this Award of LTIP Units; and (D) an investment in the Partnership and/or the Company involves substantial risks. The Participant has been given the opportunity to make a thorough investigation of matters relevant to the LTIP Units and has been furnished with, and has reviewed and understands, materials relating to the Partnership and the Company and their respective activities (including, but not limited to, the Background Documents). The Participant has been afforded the opportunity to obtain any additional information (including any exhibits to the Background Documents) deemed necessary by the Participant to verify the accuracy of information conveyed to the Participant. The Participant confirms that all documents, records, and books pertaining to his or her receipt of LTIP Units which were requested by the Participant have been made available or delivered to the Participant. The Participant has had an opportunity to ask questions of and receive answers from the Partnership and the Company, or from a person or persons acting on their behalf, concerning the terms and conditions of the LTIP Units. The Participant has relied upon, and is making its decision solely upon, the Background Documents and other written information provided to the Participant by the Partnership or the Company. The Participant did not receive any tax, legal or financial advice from the Partnership or the Company and, to the extent it deemed necessary, has consulted with its own advisors in connection with its evaluation of the Background Documents and this Award Agreement and the Participant’s receipt of LTIP Units.
(iii)    The LTIP Units to be issued, the Common Units issuable upon conversion of the LTIP Units and any Shares issued in connection with the redemption of any such Common Units will be acquired for the account of the Participant for investment only and not with a current view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to the Participant’s right (subject to the terms of the LTIP Units, the Plan and this Award Agreement) at all times to sell or otherwise dispose of all or any part of his or her LTIP

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Units, Common Units or Shares in compliance with the Securities Act, and applicable state securities laws, and subject, nevertheless, to the disposition of his or her assets being at all times within his or her control.
(iv)    The Participant acknowledges that (A) neither the LTIP Units to be issued, nor the Common Units issuable upon conversion of the LTIP Units, have been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such LTIP Units or Common Units are represented by certificates, such certificates will bear a legend to such effect, (B) the reliance by the Partnership and the Company on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Participant contained herein, (C) such LTIP Units, or Common Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (D) there is no public market for such LTIP Units and Common Units and (E) neither the Partnership nor the Company has any obligation or intention to register such LTIP Units or the Common Units issuable upon conversion of the LTIP Units under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except, that, upon the redemption of the Common Units for Shares, the Company currently intends to issue such Shares under the Plan and pursuant to a Registration Statement on Form S-8 under the Securities Act, to the extent that (I) the Participant is eligible to receive such Shares under the Plan at the time of such issuance and (II) the Company has filed an effective Form S-8 Registration Statement with the Securities and Exchange Commission registering the issuance of such Shares. The Participant hereby acknowledges that because of the restrictions on transfer or assignment of such LTIP Units acquired hereby and the Common Units issuable upon conversion of the LTIP Units which are set forth in the Partnership Agreement and this Award Agreement, the Participant may have to bear the economic risk of his or her ownership of the LTIP Units acquired hereby and the Common Units issuable upon conversion of the LTIP Units for an indefinite period of time.
(v)    The Participant has determined that the LTIP Units are a suitable investment for the Participant.
(vi)    No representations or warranties have been made to the Participant by the Partnership or the Company, or any officer, director, shareholder, agent, or affiliate of any of them, and the Participant has received no information relating to an investment in the Partnership or the LTIP Units except the information specified in this Paragraph (b).
(c)    So long as the Participant holds any LTIP Units, the Participant shall disclose to the Partnership in writing such information as may be reasonably requested with respect to ownership of LTIP Units as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code, applicable to the Partnership or to comply with requirements of any other appropriate taxing authority.

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(d)    The Participant hereby agrees to make an election under Section 83(b) of the Code with respect to the LTIP Units awarded hereunder, and has delivered with this Award Agreement a completed, executed copy of the election form attached to this Award Agreement as Exhibit B. The Participant agrees to file the election (or to permit the Partnership to file such election on the Participant’s behalf) within thirty (30) days after the Award of the LTIP Units hereunder with the IRS Service Center at which such Participant files his or her personal income tax returns if no check or money order is included with the returns, and to file a copy of such election with the Participant’s U.S. federal income tax return for the taxable year in which the LTIP Units are awarded to the Participant.
(e)    The address set forth on the signature page of this Award Agreement is the address of the Participant’s principal residence, and the Participant has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such residence is sited.
(f)    The representations of the Participant as set forth above are true and complete to the best of the information and belief of the Participant, and the Partnership shall be notified promptly of any changes in the foregoing representations.

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